EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                       18 U.S.C. SECTION 1350 (AS ADOPTED
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002)

      In connection with the Quarterly Report of Factory 2-U Stores, Inc. (the "Company") on Form 10-Q for the period ended May 1, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Norman
G. Plotkin, Chief Executive Officer of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate, effective as of June 10, 2004.


                                          /s/ Norman G. Plotkin
                                          ---------------------
                                          Norman G. Plotkin
                                          Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to Factory 2-U Stores, Inc. and will be retained by Factory 2-U Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.